Exhibit (b)(12)


                                    AMENDMENT
                                       OF
                             ILLINOIS POWER COMPANY
                      EXECUTIVE DEFERRED COMPENSATION PLAN

     WHEREAS, Illinois Power Company (the "Company") maintains the Illinois Power Company Executive Deferred Compensation Plan (the "Plan"); and

     WHEREAS, amendment of the Plan is now deemed desirable;

     NOW, THEREFORE, BE IT RESOLVED that, pursuant to the amending authority reserved to the Corporation in Section 8 of the Plan, the Plan is hereby amended in the following particulars:

     1.   By substituting the following for subsection 3.5 of the Plan:

     "3.5 Employee Selection of Investment Return Rate. Subject to the terms of the Plan, a Participant may elect the Investment Return Rate(s) that will apply to all of his Accounts from time to time by filing an election in accordance with such rules as the Plan Administrator may establish regarding the form and timing of such elections, including to the extent provided by the Plan Administrator rules relating to daily Investment Return Rate changes and telephonic filing of elections. To the extent permitted by the Committee, the Participant may elect to have different Investment Return Rates apply to different portions of his Account balances."

     2. By substituting the phrase "Employee Services Department" for the phrase "Employee Relations Department" where the latter phrase appears in paragraph 7.2(b) of the Plan.